CONTACT:	JAWAD CHAUDHRY,
EVP, CFO & TREASURER
(800) 680-6872

BCB Bancorp, Inc. Announces Launch of Common Stock Offering;

Expects to Report Net Loss for the 2026 Third Quarter

BAYONNE, N.J., September 16, 2026 — BCB Bancorp, Inc. (the “Company”), (NASDAQ: BCBP), the holding company for BCB Community Bank (the “Bank”), announced today that it has launched an underwritten public offering of shares of its common stock, without par value. In addition, the Company intends to grant the underwriters a 30-day right to purchase additional shares of its common stock.

Piper Sandler & Co. is acting as the sole book-running manager for the proposed offering.

The Company intends to use the net proceeds of this offering of common stock for general corporate purposes, including maintaining liquidity, funding working capital needs, supporting Bank capital including in connection with the expected disposition of identified potential problem loans, reducing debt, and maintaining the Company’s capital and liquidity ratios, and the capital and liquidity ratios of the Bank, at acceptable levels.

Third Quarter Financial Update

The Company also announced today that during the third quarter of 2026, management of the Bank identified for sale and commenced marketing of a portfolio of certain problem loans, most of which are rated criticized or classified under the Bank’s internal risk rating system. The portfolio consists of commercial and multifamily real estate loans with an aggregate unpaid principal balance of approximately $183.4 million, commercial and industrial (C&I) loans with an aggregate unpaid principal balance of approximately $16.7 million, and construction loans with an aggregate unpaid principal balance of approximately $9.8 million, in each case, as of June 30, 2026. Most of these loans have been assigned an internal credit risk rating of either 6 (Special Mention) or 7 (Substandard). None of the Bank’s business express loans are included in the portfolio.

The Bank has received non-binding indications of interest from multiple prospective purchasers covering all of the approximately $210 million aggregate principal balance of the problem loans marketed for sale. Based on those indications, the Bank currently expects to complete the related sales during the third quarter of 2026. Any loans not sold by quarter-end are expected to be transferred to held for sale and recorded at estimated fair value based on prevailing market indications with the sale efforts to continue into the fourth quarter. In addition, during the third quarter the Bank intends to transfer approximately $27 million of commercial real estate loans exhibiting credit weakness to held for sale. The Bank also commenced marketing for the potential sale of its business lines focused on cannabis related customers, including the sale of certain cannabis related loans having an aggregate unpaid principal balance of approximately $69 million and deposits from cannabis related businesses with an aggregate balance of approximately $70 million, in each case as of June 30, 2026. Accordingly, the aggregate of approximately $96 million of commercial real estate loans and the cannabis related loans marketed for sale are expected to be transferred to held for sale in the third quarter of 2026.

The definitive loan purchase agreements for the loan sales are still being negotiated, and the prospective purchasers are continuing to conduct their due diligence reviews of the loans. Accordingly, there can be no assurance that all or any portion of the loans in the marketed portfolio will ultimately be sold, that any such sales will be completed during the third quarter of 2026 or at all, or that the final sales prices will be consistent with the indications of interest received by the Bank. The actual prices at which the loans in the portfolio are sold may be lower than the prices reflected in such indications of interest.

We anticipate our net interest margin for the third quarter to be in the range of 2.90% to 3.00%. We expect to report noninterest income in the range of $5.1 million to $5.7 million and noninterest expense in the range of $17.9 million to $18.5 million. We anticipate that our provision for credit losses for the third quarter will be in the range of $112 million to $120 million, resulting in a substantial net loss for the quarter. Included in loan loss provisioning is an expected $87 million pre-tax loss on the anticipated sale of $210 million of problem loans and the expected transfer to held for sale of an additional $96 million of commercial real estate loans and cannabis related loans. Our anticipated provision for credit losses for the quarter reflects our expectations regarding management’s estimates of the amounts appropriate to maintain adequate balances in our credit loss reserve, in view of recent adjustments to internal risk ratings in our loan portfolio and current market and credit conditions affecting our borrowers.

As a result of the Company’s cumulative loss position in recent years, and anticipated loss at the end of the third quarter of 2026, the Company determined that it is more likely than not that the net deferred tax assets will not be realized and therefore recorded a valuation allowance against its entire net deferred tax asset balance of approximately $50 million for the quarter ended September 30, 2026, which will adversely affect results of operations for the quarter.

As a result of the above items, we currently expect to record a net loss for the third quarter of 2026 in the range of $126.2 million to $136.1 million.

Thomas M. O’Brien, President and Chief Executive Officer of the Company and the Bank, said: “We have spent the last three months reviewing BCB’s legacy credit challenges, re-assessing risk ratings, and developing action plans. When I joined the Company, I stated that my first priority would be to aggressively address these very issues. The actions we are announcing today do just that. While we anticipate a difficult financial result this quarter, I believe that outcome is consistent with our commitment to work through the credit portfolios and put transparent, actionable solutions in place promptly. I believe the totality of the strategic actions announced today lay the foundation for a stronger, sustainable and profitable future.”

Additional Information Regarding the Offering

The offering of common stock is being made pursuant to a registration statement on Form S-3 (File No. 333-298337) that was declared effective by the Securities and Exchange Commission (the “SEC”) on August 25, 2026. A preliminary prospectus supplement to which this communication relates has been filed with the SEC. Prospective investors should read the preliminary prospectus supplement and the accompanying prospectus and other documents the Company has filed with the SEC for more complete information about the Company and the offering. Copies of these documents are available at no charge by visiting the SEC’s website at www.sec.gov. Alternatively, when available, copies of the preliminary prospectus supplement, the prospectus supplement and accompanying prospectus related to the offering may be obtained by contacting Piper Sandler & Co., 350 North 5th Street, Suite 1000, Minneapolis, Minnesota 55401, Attention: Prospectus Department, by telephone at (800) 747-3924, or by email at prospectus@psc.com.

No Offer or Solicitation

This press release does not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation of an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About BCB Bancorp, Inc.

Established in 2000 and headquartered in Bayonne, N.J., BCB Community Bank is the wholly-owned subsidiary of BCB Bancorp, Inc. (NASDAQ: BCBP). The Bank has twenty-two branch offices in Bayonne, Edison, Hoboken, Fairfield, Holmdel, Jersey City, Lyndhurst, Maplewood, Monroe Township, Newark, Plainsboro, River Edge, Rutherford, South Orange, Union, and Woodbridge, New Jersey, and four branches in Hicksville and Staten Island, New York. The Bank provides businesses and individuals a wide range of loans, deposit products, and retail and commercial banking services. For more information, please go to www.bcb.bank.

Forward-Looking Statements

This release, like many written and oral communications presented by BCB Bancorp, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. You can also identify them by the fact that they do not relate strictly to historical or current facts.

Forward-looking statements include statements with respect to our belief, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, including our growth strategy and expansion plans, including potential acquisitions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Factors that could cause future results to differ materially from those anticipated by our forward-looking statements include the global impact of the United States military conflict with Iran, the periodic Federal budget and funding stalemates in Congress, global tariffs imposed by the Trump administration, higher inflation levels, changes in market interest rates and general economic concerns, all of which could impact our customers’ businesses and the economy and could cause increased loan delinquencies, a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations. Other factors that could cause future results to vary materially from current management expectations as reflected in our forward-looking statements include, but are not limited to: global economic trends and geopolitical risks, including the ongoing conflicts in the Middle East, and changes in the rate of investment or economic growth, including as a result of sanctions, tariffs or other measures; unfavorable economic conditions in the United States generally and particularly in our primary market area and those of our customers, including the periodic Federal budget and funding stalemates in the U.S. Congress; the impact of changes in interest rates and the credit quality and strength of underlying collateral and the effect of such changes on the market value of our loan and investment securities portfolios; the credit risk associated with our loan portfolio; supply chain disruptions and labor shortages; the impact of any future pandemics or other natural disasters; the Company’s ability to effectively attract and deploy deposits; changes in the Company’s corporate strategies, the composition of its assets, or the way in which it funds those assets; the Company’s implementation of anticipated loan sales, which may not be completed in accordance with expected plans or the currently contemplated timeline, or at all, and may be disruptive to the Company and/or reduce the Company’s profitability in future periods; the pending sale of the Company’s cannabis business, which may not be completed in accordance with expected plans or the currently contemplated timeline, or at all, and may be disruptive to the Company and/or reduce the Company’s profitability in future periods; our ability to complete our proposed reincorporation from New Jersey to Delaware, including our ability to receive shareholder approval of the proposed reincorporation, and our ability to realize the anticipated benefits of the proposed reincorporation; shifts in investor sentiment or behavior in the securities, capital, or other financial markets, including changes in market liquidity or volatility; the effects of declines in real estate values that may adversely impact the collateral underlying our loans; increase in unemployment levels and slowdowns in economic growth; changes in the credit performance of our loan portfolio, including levels of criticized and classified loans, nonaccrual loans, and charge-offs; changes in the quality and composition of the Bank’s loan and investment portfolios; deposit flows; changes in liquidity levels, funding sources, or funding costs, and our ability to manage our liquidity risks; legislative and regulatory changes, including but not limited to, increases in Federal Deposit Insurance Corporation (“FDIC”) insurance rates; monetary and fiscal policies of the federal and state governments, including changes in government priorities or budgets; changes in tax policies, rates and regulations of federal, state and local tax authorities; demands for our loan products; demand for financial services; competition; changes in the securities or secondary loan markets; changes in management’s business strategies; our ability to enter new markets successfully; our ability to successfully integrate acquired businesses; changes in consumer spending; our ability to retain key employees; the effects of any reputational, credit, interest rate, market, operational, legal, liquidity, or regulatory risk; potential impact of regulatory requirements, matters, litigation, or other legal actions which could adversely affect operating results; failure to identify and adequately and promptly address cybersecurity risks, including data breaches and cyberattacks; developments in technology, such as artificial intelligence, and our ability to incorporate innovative technologies in our business and provide products and services that satisfy our customers’ expectations for convenience and security; civil unrest in the communities that we serve; changes in accounting principles and guidelines; other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting our operations, pricing and services; and other factors discussed in other reports we filed with the SEC, including under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K filed for the year ended December 31, 2025, as updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and our other periodic reports that we file with the SEC.